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                                                                    EXHIBIT 12.1

                            FOODBRANDS AMERICA, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

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
                                           PRE-                              POST-CONFIRMATION
                                       CONFIRMATION   ---------------------------------------------------------------
                                       -------------     THREE                                                          PRO FORMA
                                        NINE MONTHS     MONTHS     FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR
                                           ENDED         ENDED        ENDED        ENDED        ENDED        ENDED        ENDED
                                         SEPT. 28,     DEC. 28,      JAN. 2,      JAN. 1,     DEC. 31,     DEC. 30,     DEC. 30,
                                           1991          1991         1993         1994         1994         1995         1995
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from continuing
 operations before reorganization
 items and income taxes..............    $ (46,683)    $    (681)   $   2,854    $  (5,586)   $  (4,595)   $  16,642    $  17,271
Add
  Interest on indebtedness...........       10,999         2,992        6,599        9,078       14,175       16,567       31,058
  Amortization of debt expense.......           35           204          134          579        1,406        1,811        1,988
  Portion of rents representative of
   the interest factor...............          640            89          672        1,097        1,401        1,695        1,830
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
    Income as adjusted...............    $ (35,009)    $   2,604    $  10,259    $   5,168    $  12,387    $  36,715    $  52,147
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Fixed charges
  Interest on indebtedness...........    $  10,999     $   2,992    $   6,599    $   9,078    $  14,175       16,567    $  31,058
  Amortization of debt expense.......           35           204          134          579        1,406        1,811        1,988
  Portion of rents representative of
   the interest factor...............          640            89          672        1,097        1,401        1,695        1,830
  Capitalized interest...............       --            --           --               66           65          408          408
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Fixed charges........................    $  11,674     $   3,285    $   7,405    $  10,820    $  17,047    $  20,481    $  35,284
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges...       --            --              1.4       --           --              1.8          1.5
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Insufficient earnings................    $  46,683     $     681       --        $   5,652    $   4,660       --           --
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
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